As filed with the Securities and Exchange Commission on March 6, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CATAMARAN CORPORATION*

(Exact Name of Registrant as Specified in Its Charter)

Yukon Territory, Canada	98-0167449
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1600 McConnor Parkway

Schaumburg, Illinois 60173-6801

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jeffrey Park

Executive Vice President and Chief Financial Officer

Catamaran Corporation

1600 McConnor Parkway

Schaumburg, Illinois 60173-6801

(800) 282-3232

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies To:

Gary D. Gerstman

Michael P. Heinz

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

(312) 853-7000

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

*	Includes certain subsidiaries of Catamaran Corporation identified below in the Table of Additional Registrants.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Debt Securities	—	—	—	—
Guarantees(3)	—	—	—	—
Total	—	—	—	—

(1)	Such indeterminate amount of debt securities of Catamaran Corporation as may from time to time be issued at indeterminate prices. The amount to be registered, the proposed maximum offering price per unit and the proposed maximum aggregate offering price are not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.E. of Form S-3.
(2)	In reliance on and in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee.
(3)	Guarantees of Catamaran Corporation’s debt securities by its subsidiaries listed below in the Table of Additional Registrants. Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is required for the guarantees.

Table of Additional Registrants

Name**	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
BriovaRx of Maine, Inc.	Maine	01-0516051
BriovaRx, LLC	Alabama	55-0824381
Catamaran Health Solutions, LLC	Delaware	46-0666840
Catamaran Holdings I, LLC	Delaware	80-0870454
Catamaran LLC	Texas	75-2578509
Catamaran PBM of Colorado, LLC	Delaware	31-1728846
Catamaran PBM of Illinois, Inc.	Delaware	11-2581812
Catamaran PBM of Illinois II, Inc.	Illinois	36-4049815
Catamaran PBM of Maryland, Inc.	Nevada	88-0361447
Catamaran PBM of Pennsylvania, LLC	Pennsylvania	03-0592263
Catamaran Rebate Management, Inc.	Nevada	26-3633484
Catamaran Rx CHSS, LLC	Delaware	n/a
Catamaran S.à.r.l.	Grand Duchy of Luxembourg	98-1069737
Coalition for Advanced Pharmacy Services, LLC	Delaware	27-1193028
RESTAT, LLC	Wisconsin	38-3693753

**	The address for each additional registrant’s principal executive office (except for Catamaran S.à.r.l.) is 1600 McConnor Parkway, Schaumburg, Illinois 60173-6801, and the telephone number for each additional registrant’s principal executive office is (800) 282-3232. The address for the principal executive office of Catamaran S.à.r.l. is 20 rue Eugene Rappert, L-2453 Luxembourg, Grand Duchy of Luxembourg.

PROSPECTUS

Catamaran Corporation

Debt Securities

Guarantees

We may offer debt securities and related guarantees by one or more of our wholly-owned subsidiaries from time to time in one or more series. We will provide the specific terms of any series of these debt securities and any related guarantees, together with the terms of the offering, the public offering price and our net proceeds from the sale thereof, in supplements to this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus and any prospectus supplement, carefully before you invest.

We may sell these debt securities and any related guarantees on a continuous or delayed basis through one or more agents, dealers or underwriters as designated from time to time, or directly to purchasers or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of debt securities and any related guarantees. If any agents, dealers or underwriters are involved in the sale of any debt securities and any related guarantees, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of debt securities and any related guarantees will be the public offering price of those debt securities less the applicable discount, in the case of an offering made through an underwriter, or the purchase price of those debt securities less the applicable commission, in the case of an offering through an agent, and, in each case, less other expenses payable by us in connection with the issuance and distribution of those debt securities and any related guarantees.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement contained in this prospectus is deemed modified or superseded by any inconsistent statement contained in an accompanying prospectus supplement. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference into this prospectus, carefully before you invest.

We have not yet determined whether any of the debt securities or any related guarantees will be listed on any exchange or over-the-counter market. If we decide to seek listing of these securities, a prospectus supplement relating to such securities will identify the exchange or market.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 6 OF THIS PROSPECTUS.

This prospectus may not be used to offer to sell any securities unless accompanied by a prospectus supplement.

We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 6, 2014.

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, which we refer to the as the Securities Act. Under the automatic shelf registration process, we may, over time, offer the debt securities and any related guarantees described in this prospectus in one or more offerings. As used in this prospectus, unless stated otherwise or the context requires otherwise, “Catamaran,” “the Company,” “we,” “us” and “our” refer to Catamaran Corporation and its subsidiaries, except that in the section entitled “Description of the Debt Securities,” these terms refer solely to Catamaran Corporation and not to any of its subsidiaries. This prospectus provides you with a general description of the debt securities and any related guarantees we may offer. Each time we offer debt securities, we will provide you with a prospectus supplement or other offering materials that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change the information in this prospectus. Please carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated and deemed to be incorporated by reference in this prospectus and the additional information described below under the heading “Where You Can Find More Information.”

As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. For further information, we refer you to the registration statement, including its exhibits and schedules. Statements contained in this prospectus about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved. You should rely only on the information incorporated or deemed to be incorporated by reference or provided in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the cover of the applicable document. Our business, financial condition and results of operations may have changed since that date. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

CANADA HAS NO SYSTEM OF EXCHANGE CONTROLS. THERE ARE NO CANADIAN RESTRICTIONS ON THE REPATRIATION OF CAPITAL OR EARNINGS OF A CANADIAN PUBLIC COMPANY TO NON-RESIDENT INVESTORS OR AFFECTING THE REMITTANCE OF DIVIDENDS, INTEREST, ROYALTIES OR SIMILAR PAYMENTS TO NON-RESIDENT HOLDERS OF OUR SECURITIES, EXCEPT FOR INCOME TAX PROVISIONS WHICH MAY APPLY TO PARTICULAR SECURITIES TO BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also publicly available free of charge at the SEC’s website at http://www.sec.gov. In addition, we are subject to the filing requirements prescribed by the securities legislation of all Canadian provinces. These filings are available electronically from the Canadian System for Electronic Document Analysis and Retrieval, which we refer to as SEDAR, at the website at http://www.sedar.com.

We make available free of charge most of our SEC filings through our website at http://www.catamaranrx.com as soon as reasonably practicable after we electronically file these materials with the SEC. You may access these SEC filings on our website. You may also find additional information about Catamaran Corporation and its subsidiaries on our website. None of the information on our website or any other website identified herein is part of this prospectus and should not be considered to be part of this prospectus or any accompanying prospectus supplement. You may also request a copy of our SEC filings at no cost, by writing to or telephoning us at the following:

Catamaran Corporation

1600 McConnor Parkway

Schaumburg, Illinois 60173-6801

Attention: Investor Relations

Telephone: (800) 282-3232

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information incorporated this way is considered to be part of this prospectus, and any information that we file later with the SEC will automatically update and supersede this information. SEC rules and regulations also allow us to “furnish” rather than “file” certain reports and information with the SEC. Any such reports or information which we have indicated as being “furnished” shall not be deemed to be incorporated by reference into or otherwise become a part of this prospectus, regardless of when furnished to the SEC. We incorporate by reference the following documents that we have filed with the SEC and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, after the date of the initial filing of the registration statement until we complete our sale of the securities to the public (other than information in such filings that were furnished, under applicable SEC rules, rather than filed):

•	Annual Report on Form 10-K for the year ended December 31, 2013;

•	Definitive Proxy Statement on Schedule 14A for our 2013 Annual Meeting of Shareholders filed with the SEC on April 1, 2013; and

•	Current Report on Form 8-K filed with the SEC on March 6, 2014.

FORWARD-LOOKING STATEMENTS

Certain information in this prospectus, any prospectus supplement, the documents incorporated or deemed to be incorporated by reference in this prospectus and other written or oral statements made from time to time by us, in various filings with regulators, in reports to shareholders and in other communications, including those that express management’s objectives and the strategies to achieve those objectives, as well as information with respect to our beliefs, plans, expectations, anticipations, estimates and intentions, constitute “forward-looking statements” within the meaning of applicable securities laws. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management at this time, are inherently subject to significant business, economic and competitive uncertainties and contingencies. We caution that such forward-looking statements involve known and unknown risks, uncertainties and other risks that may cause our actual financial results, performance, or achievements to be materially different from our estimated future results, performance or achievements expressed or implied by those forward-looking statements.

Numerous factors could cause actual results to differ materially from those in the forward-looking statements, including without limitation:

•	our ability to achieve increased market acceptance for our product offerings and penetrate new markets;

•	our ability to compete successfully;

•	our dependence on, and ability to retain, key customers; customer demands for enhanced services levels or possible loss or unfavorable modification of contracts with our customers;

•	the risks and challenges associated with our PBM partnering agreement with Cigna Corporation due to the size of the client and the complexity and term of the agreement;

•	consolidation in the healthcare industry;

•	our ability to identify and complete acquisitions, manage our growth, integrate acquisitions and achieve expected synergies from acquisitions;

•	changes in industry pricing benchmarks and continuing market and economic challenges;

•	our ability to maintain our relationships with pharmacy providers, pharmaceutical manufacturers, third-party rebate administrators and suppliers;

•	compliance with existing laws, regulations and industry initiatives and future change in laws or regulations in the healthcare industry;

•	our ability to maintain our relationships with suppliers; the outcome of any legal or tax proceeding that has been or may be instituted against us;

•	the existence of undetected errors or similar problems in our software products;

•	potential liability for the use of incorrect or incomplete data;

•	interruption of our operations due to outside sources and breach of our security by third parties;

•	our dependence on the expertise of our senior management and other personnel;

•	maintaining our intellectual property rights and litigation involving intellectual property rights;

•	our ability to obtain, use or successfully integrate third-party licensed technology;

•	our ability to accurately forecast our financial results;

•	our level of indebtedness and the covenants and restrictions in the agreements governing our outstanding indebtedness;

•	our access to sufficient capital to fund our future requirements;

•	potential write-offs of goodwill or other intangible assets; and

•	the material weakness identified in our internal control over financial reporting.

This list is not exhaustive of the factors that may affect any of our forward-looking statements and is subject to change.

Additional risks, uncertainties and other factors include those discussed under the heading “Risk Factors” and in documents incorporated by reference into this prospectus. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents incorporated by reference, as of the date of those documents. The Company will not update any forward-looking statements contained herein except as required by law.

THE COMPANY

Catamaran Corporation is a leading provider of pharmacy benefit management, which we refer to as PBM, services and healthcare information technology, which we refer to as HCIT, solutions to the healthcare benefit management industry. Our product offerings and solutions combine a wide range of applications and PBM services designed to assist our customers in reducing the cost and managing the complexity of their prescription drug programs. Our customers include many of the largest organizations in the pharmaceutical supply chain, such as pharmacy benefit managers, managed care organizations, self-insured employer groups, unions, third-party health care plan administrators and state and federal government entities.

Our PBM services, which are marketed under the Catamaran PBM brand, include electronic point-of-sale pharmacy claims management, retail pharmacy network management, mail pharmacy claims management, specialty pharmacy claims management, Medicare Part D services, benefit design consultation, preferred drug management programs, drug review and analysis, consulting services, data access and reporting and information analysis. Our PBM services include owning and operating a network of mail and specialty pharmacies. In addition, we are a national provider of drug benefits to our customers under the federal government’s Medicare Part D program.

Our HCIT solutions include RxClaim®, an on-line transaction processing system that provides instant adjudication of prescription drug claims, RxMax®, our rebate management system, RxTrack®, our data warehouse and analysis system, Zynchros, our suite of on-demand formulary management tools, our pharmacy management system for retail, chain, institutional and mail-order pharmacies, as well as a number of other software products for customers in the pharmaceutical supply chain. Our HCIT solutions are available on a license basis with on-going maintenance and support or on a transaction fee basis using an application service provider model.

In July 2012, following the completion of our merger with Catalyst Health Solutions, Inc., we changed the name and brand for the combined company from “SXC Health Solutions Corp.” to “Catamaran Corporation.” Catamaran Corporation is a corporation organized under the Business Corporations Act of the Yukon Territory, Canada. Our common shares are listed on the NASDAQ Global Market under the symbol “CTRX” and on the Toronto Stock Exchange under the symbol “CCT.” Our principal executive offices are located at 1600 McConnor Parkway, Schaumburg, Illinois 60173-6801. Our telephone number is 800-282-3232. Our website is located at http://www.catamaranrx.com. Information on our website is not part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS

An investment in our debt securities involves significant risks. Before purchasing any debt securities and any related guarantees, you should carefully consider and evaluate all of the information included and incorporated or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2013, and the annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus that are incorporated by reference herein or in the applicable prospectus supplement. Our business, financial position, results of operations or liquidity could be adversely affected by any of these risks.

The risks and uncertainties we describe are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business or operations. Any adverse effect on our business, financial condition or operating results could result in a decline in the value of the debt securities and the loss of all or part of your investment.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the debt securities for general corporate purposes, including capital expenditures, working capital, repayment or reduction of long-term and short-term debt and the financing of acquisitions. Net proceeds may be temporarily invested prior to use.

RATIOS OF EARNINGS TO FIXED CHARGES

Our ratios of earnings to fixed charges for each of the last five fiscal years are set forth below. The information set forth below should be read together with the financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2013, incorporated by reference into this prospectus.

	Year Ended December 31,
	2013	2012	2011	2010	2009
Ratio of earnings to fixed charges	8.18x	6.89x	35.20x	30.94x	9.98x

For purposes of calculating our ratio of earnings to fixed charges, earnings consist of income from continuing operations before provision for income taxes and non-controlling interest, less the earnings from unconsolidated entities under the equity method of accounting, plus fixed charges. Fixed charges include interest expense and that portion of rental expense we deem to represent interest (which we estimate to be one-third of rental expense). Our earnings and fixed charges include the earnings and fixed charges of Catamaran Corporation and its subsidiaries considered as one enterprise.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. Because the terms of a specific series of debt securities may vary from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that varies from any information below.

The debt securities will be issued under an indenture dated March 6, 2014 (the “Indenture”) between Catamaran Corporation and Wilmington Trust, National Association, as trustee (the “Trustee”). We have filed a copy of the Indenture as an exhibit to the registration statement of which this prospectus forms a part. The Indenture is also available for inspection at our offices. Section references are to the Indenture. The following summarizes the material terms of the Indenture; however, the following summaries of certain provisions of the Indenture are not complete. Wherever particular provisions of the Indenture are referred to, such provisions, including definitions of certain terms, are incorporated by reference as part of such summaries or terms, which are qualified in their entirety by such reference to the provisions of the Indenture. Definitions of certain terms used in this “Description of Debt Securities and Guarantees” may be found below under “—Certain Definitions.” In this “Description of Debt Securities and Guarantees,” unless otherwise indicated, “we,” “us,” “our,” “the Company” and similar words refer to Catamaran Corporation and not any of its Subsidiaries.

General

The Indenture does not limit the aggregate principal amount of debt securities which may be issued under the Indenture and provides that the debt securities may be issued from time to time in one or more series, as authorized from time to time by our Board of Directors, any committee of our Board of Directors or any duly authorized officer. The debt securities will be direct, unsecured and unsubordinated obligations of the Company and will rank on a parity with our other unsecured and unsubordinated indebtedness. The debt securities will be effectively subordinated to our senior secured indebtedness to the extent of the value of the collateral securing such indebtedness. The Company’s rights and the rights of its creditors, including holders of debt securities, to participate in any distribution of assets of any Subsidiary upon the latter’s liquidation or reorganization or otherwise are effectively subordinated to the claims of the Subsidiary’s creditors, except to the extent that the Company or any of its creditors may itself be a creditor of that Subsidiary.

The debt securities may be guaranteed by one or more of the wholly-owned Subsidiaries of the Company (each a “Subsidiary Guarantor”), as described in the applicable prospectus supplement that accompanies this prospectus. Each guarantee of the debt securities will be a general obligation of the Subsidiary Guarantor and will rank on a parity with the other unsecured and unsubordinated indebtedness of the Subsidiary Guarantor. The guarantees will be effectively subordinated to any secured indebtedness of the Subsidiary Guarantors, to the extent of the value of the collateral securing such indebtedness.

The particular terms of a series of debt securities will be set forth in an Officers’ Certificate or supplemental indenture and described in the applicable prospectus supplement. We urge you to read the Indenture as supplemented by any Officers’ Certificate or supplemental indenture because the Indenture, as supplemented, and not this section, defines your rights as a holder of the debt securities.

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the debt securities of the series;

•	aggregate principal amount offered and any limit on future issues of additional debt securities of the same series;

•	whether we will issue the debt securities as individual certificates to each holder or in the form of global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of the debt securities of the series is payable;

•	any interest rate on the debt securities, any date from which interest will accrue, any interest payment dates and regular record dates for interest payments, or the method used to determine any of the foregoing and the basis for calculating interest, if other than a 360-day year of twelve 30-day months;

•	if other than the offices of the Trustee, the place or places where the principal of and any premium and interest on any debt securities of the series will be payable;

•	any provisions that would determine payments on the debt securities by reference to a formula, index or other method;

•	whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

•	any provisions for optional or mandatory redemption or repurchase;

•	any mandatory or optional sinking fund or analogous provisions;

•	the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any provisions for the covenant defeasance and legal defeasance of the debt securities;

•	the currency in which payments of principal of and any premium and interest on the debt securities will be payable, if other than U.S. dollars;

•	any addition to or change in the Events of Default or covenants which apply to any debt securities of the series, and any change in the right of the Trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable;

•	any restrictions or other provisions relating to the transfer or exchange of the debt securities;

•	a discussion on any material or preferred United States federal income tax considerations applicable to the debt securities;

•	whether and under what circumstances we will pay additional amounts to non-Canadian holders in respect of any withholding tax, tax assessment or government charge, and, if so, whether we will have the option to redeem the debt securities rather than pay such additional amounts;

•	if the principal amount payable at the maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose;

•	provisions relating to the modification of the applicable indenture both with and without the consent of holders of the debt securities;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, security and release of the guarantees), if any; and

•	any other terms not inconsistent with the provisions of the Indenture.

Unless we inform you otherwise in a prospectus supplement, the debt securities will be unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. The debt securities will be issuable in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, or in such other denominations as may be set out in the terms of the debt securities of any particular series.

We may issue the debt securities as original issue discount securities, which are securities that are offered and sold at a substantial discount to their stated principal amount, or as payment-in-kind securities which may constitute original issue discount securities for U.S. federal income tax purposes. The prospectus supplement relating to the original issue discount securities will describe U.S. federal income tax consequences and other special considerations applicable to them. The debt securities may also be issued as indexed securities as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to any specific debt securities will also describe any material additional tax considerations applicable to such debt securities.

Events of Default

The following are Events of Default under the Indenture with respect to any series of debt securities that we may issue:

(1)	a failure to pay interest upon the debt securities of that series that continues for a period of 30 days after payment is due;

(2)	a failure to pay the principal or premium, if any, on the debt securities of that series when due upon maturity, redemption, acceleration or otherwise;

(3)	a failure to comply with any of our other agreements contained in the Indenture applicable to the debt securities of that series for a period of 90 days after written notice to us of such failure from the Trustee (or to us and the Trustee from the holders of at least 25% of the outstanding principal amount of the debt securities of that series); and

(4)	certain events of bankruptcy, insolvency or reorganization relating to us.

The Indenture provides that if there is a continuing Event of Default with respect to the debt securities of that series (other than an Event of Default regarding certain events of bankruptcy, insolvency or reorganization relating to us), either the Trustee or the holders of at least 25% of the outstanding principal amount of the debt securities of that series may declare the principal amount of all of the debt securities of that series to be due and payable immediately. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization relating to us, the principal of and accrued and unpaid interest, if any, on all outstanding debt securities of that series will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of outstanding debt securities. At any time after the Trustee or the holders, as the case may be, declare an acceleration with respect to the debt securities of that series, but before the applicable Person has obtained a judgment or decree based on such acceleration, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain conditions, cancel such acceleration if we have cured all Events of Default (other than the nonpayment of accelerated principal) with respect to such debt securities or all such Events of Default have been waived as provided in the Indenture. For information as to waiver of Defaults, see “—Amendment and Waiver.”

The Indenture provides that, if there is a continuing Event of Default, the Trustee need not exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of debt securities, unless such holders have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee. Subject to such provisions for security or indemnification of the Trustee and certain other conditions, the holders of a majority in principal amount of the outstanding debt securities of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power the Trustee holds with respect to the debt securities of that series.

No holder of any debt security will have any right to institute any proceeding with respect to the Indenture or for any remedy under the Indenture unless:

•	the Trustee has failed to institute such proceeding for 60 days after the holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the debt securities of that series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series have made a written request, and offered reasonable security or indemnity, to the Trustee to institute such proceeding as Trustee; and

•	the Trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a written direction inconsistent with such request.

However, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium or interest on, such debt security on or after the date or dates they are to be paid as expressed in such debt security and to institute suit for the enforcement of any such payment.

The Indenture provides that the Trustee need not provide holders of debt securities notice of any Default (other than the nonpayment of principal or any premium or interest) if it considers it in the interest of the holders of debt securities not to provide such notice.

Amendment and Waiver

We and the Trustee may amend the Indenture with the consent of the holders of a majority of the principal amount of the outstanding debt securities of each series affected by such amendment (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the debt securities). However, no such amendment may, without the consent of each holder of any outstanding debt security affected:

•	change the due date of the principal of, or any installment of principal of or interest on, the debt securities;

•	reduce the principal amount of, or any premium or interest rate on, the debt securities;

•	change the place or currency of payment of principal of, or any premium or interest on, the debt securities;

•	impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities after the due date thereof; or

•	reduce the percentage in principal amount of the debt securities then outstanding, the consent of whose holders is required for amendment of the Indenture, for waiver of compliance with certain provisions of the Indenture or for waiver of certain Defaults.

The holders of at least a majority in principal amount of the outstanding debt securities of each affected series (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the debt securities) may waive any past Default under the Indenture with respect to the debt securities, except a failure by us to pay the principal of, or any premium or interest on, any debt securities or a provision that cannot be modified or amended without the consent of the holders of all outstanding debt securities affected.

No Personal Liability of Directors, Officers, Employees and Shareholders

No director, officer, employee or shareholder of ours will have any liability for any of our obligations under the debt securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities.

Governing Law

The Indenture and the debt securities are governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

Wilmington Trust, National Association is the Trustee under the Indenture.

Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. If an Event of Default shall have occurred and continues that is known to the Trustee, the Trustee will exercise such of the rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.

•	“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

•	“Event of Default” has the meaning set forth under “—Events of Default.”

•	“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary or any Assistant Treasurer, the Controller, an Assistant Controller or Assistant Secretary of the specified Person.

•	“Officers’ Certificate” means a certificate signed by any two Officers of the Company and delivered to the Trustee.

•	“Person” means any individual, corporation, partnership, limited liability company, joint-stock company, trust, unincorporated organization or any other entity, including any government or any agency or political subdivision thereof.

•	“Subsidiary” of any specified Person means any corporation, partnership, limited liability company or other entity of which more than 50% of the total voting power of outstanding capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) is at the time owned (and, in the case of a partnership, more than 50% of whose total general partnership interests then outstanding is at the time owned), directly or indirectly, by such Person or other Subsidiaries of such Person or a combination thereof and, in the case of an entity other than a corporation or a partnership, such Person has the power to direct, directly or indirectly, the policies, management and affairs of such entity.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any notes on any interest payment date to the person in whose name the notes, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the notes of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check through the paying agent which will be mailed to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the Trustee as our sole paying agent for payments with respect to notes of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the notes of a particular series. We will maintain a paying agent in each place of payment for the notes of a particular series.

Subject to applicable unclaimed property laws, all money we pay to a paying agent or the Trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Book-Entry Issuance and Global Securities

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depository maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities.

As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depository will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depository will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend the Indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the Indenture or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a legal holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	An investor cannot cause the securities to be registered in his or her name and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below.

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above.

•	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form.

•	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•	The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security.

•	We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.

•	The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well.

•	Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate, and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived and the depository requests the termination of the global security.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

Additional Information Regarding DTC

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s participants deposit with DTC. DTC also facilitates the post-trade settlement among its participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. DTC’s participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depositary Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to DTC’s book entry system is also available to others, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

The information in this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy or completeness. We assume no responsibility for the performance by DTC or its participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.

PLAN OF DISTRIBUTION

We may sell the debt securities and any related guarantees covered by this prospectus in any of the following ways (or in any combination thereof):

•	through underwriters, dealers or remarketing firms;

•	directly to one or more purchasers, including to a limited number of institutional purchasers; or

•	through agents.

Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act. Any discounts or commissions received by an underwriter, dealer, remarketing firm or agent on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act.

The debt securities may be sold from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.

The terms of the offering of the debt securities and any related guarantees with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement and will include, among other things:

•	the type of and terms of the debt securities offered;

•	the price of the debt securities;

•	the proceeds to us from the sale of the debt securities;

•	the names of the securities exchanges, if any, on which the debt securities are listed;

•	the names of any underwriters, dealers, remarketing firms or agents and the amount of debt securities underwritten or purchased by each of them;

•	any underwriting discounts, agency fees or other compensation to underwriters or agents; and

•	any discounts or concessions which may be allowed or reallowed or paid to dealers.

If underwriters are used in the sale of debt securities, such debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The debt securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the debt securities described in the applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such debt securities if any are purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If the dealers acting as principals are used in the sale of any debt securities, such securities will be acquired by the dealers, as principals, and may be resold from time to time in one or more transactions at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transactions will be set forth in the applicable prospectus supplement with respect to the securities being offered.

Debt securities may also be offered and sold, if so indicated in the applicable prospectus supplement in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts or as our agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act in connection with the debt securities remarketed thereby.

The debt securities may be sold directly by us or through agents designated by us from time to time. In the case of debt securities sold directly by us, no underwriters or agents would be involved. Any agents involved in the offer or sale of the debt securities in respect of which this prospectus is being delivered, and any commissions payable by us to such agents, will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

We may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the debt securities to which this prospectus and the applicable prospectus supplement relates from us at the public offering price set forth in the applicable prospectus supplement, plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth the commission payable for solicitation of such contracts.

Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of business.

Unless otherwise indicated in the applicable prospectus supplement, all debt securities offered by this prospectus will be new issues with no established trading market. We may elect to list any of the debt securities on one or more exchanges, but unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. In addition, underwriters will not be obligated to make a market in any debt securities. No assurance can be given regarding the activity of trading in, or liquidity of, any debt securities.

In order to facilitate the offering of the debt securities, any underwriter or agent, as the case may be, involved in the offering of such debt securities, may engage in stabilizing, transactions, short, covering transactions and penalty bids in accordance with Regulation M under the Exchange Act, applicable Canadian securities laws and the rules of applicable self-regulatory organizations. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying debt securities so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the debt securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the debt securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the debt securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Members of the Financial Industry Regulatory Authority, Inc., or FINRA, may participate in distributions of the offered debt securities. In compliance with the guidelines of FINRA, as of the date of this prospectus, the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8.0% of the aggregate principal amount of the debt securities offered pursuant to this prospectus and any applicable prospectus supplement.

We will estimate our expenses associated with any offering of debt securities in the prospectus supplement relating to such offering.

LEGAL MATTERS

The legality of the debt securities and any related guarantees by subsidiary guarantors and certain other matters will be passed upon for us by Sidley Austin LLP, Chicago, Illinois. Certain Canadian legal matters in connection with the offering of debt securities covered by this prospectus will be passed upon for us by Lackowicz & Hoffman, Whitehorse, Yukon Territory, Canada. Certain legal matters relating to any guarantees by the subsidiary guarantor organized under the laws of Alabama will be passed upon for us by Bradley Arant Boult Cummings LLP, Birmingham, Alabama. Certain legal maters relating to any guarantees by the subsidiary guarantor organized under the laws of the Grand Duchy of Luxembourg will be passed upon for us by Elvinger, Hoss & Prussen, Luxembourg, Grand Duchy of Luxembourg. Certain legal matters relating to any guarantees by the subsidiary guarantor organized under the laws of Maine will be passed upon for us by Pierce Atwood LLP, Portland, Maine. Certain legal matters relating to any guarantees by the subsidiary guarantors organized under the laws of the State of Nevada will be passed upon for us by Lionel Sawyer & Collins, Reno, Nevada. Certain legal matters relating to any guarantees by the subsidiary guarantor organized under the laws of Pennsylvania will be passed upon for us by Blank Rome LLP, Philadelphia, Pennsylvania. Certain legal matters relating to any guarantees by the subsidiary guarantor organized under the laws of the State of Wisconsin will be passed upon for us by Reinhart Boerner Van Deuren s.c., Milwaukee, Wisconsin.

The legality of the debt securities and any related guarantees offered hereby and certain other matters for any underwriters, dealers or agents will be passed upon by counsel as may be specified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Catamaran as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein (which reports express an unqualified opinion on the consolidated financial statements and an adverse opinion on the effectiveness of Catamaran’s internal control over financial reporting due to a material weakness related to the Company’s general information technology controls), and upon the authority of said firm as experts in accounting and auditing. The audit report on the effectiveness of internal controls over financial reporting as of December 31, 2013, also contains an explanatory paragraph that states: The Company acquired Restat LLC (“Restat”) on October 1, 2013, and management excluded Restat from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2013. Restat accounted for less than 6% of the Company’s total consolidated assets and less than 2% of the Company’s total consolidated revenues as of and for the year ended December 31, 2013. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of Restat.

The financial statements of Restat, LLC as of December 31, 2012 and 2011, and for the years then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

An estimate of the various expenses in connection with the sale and distribution of the debt securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Registrant Organized Under Yukon Territory, Canadian Laws

Catamaran Corporation (“Catamaran”) is a corporation organized under the Business Corporations Act of the Yukon Territory, Canada, which we refer to as the YBCA. The YBCA imposes liability on officers and directors for breach of fiduciary duty except in certain specified circumstances, and also empowers corporations organized under the laws of the Yukon Territory to indemnify officers, directors, employees and others from liability in certain circumstances such as where the person successfully defended himself on the merits or acted in good faith in a manner reasonably believed to be in the best interests of the corporation.

Except in an action by or on behalf of Catamaran or a body corporate to procure a judgment in its favor, Catamaran’s bylaws require Catamaran to indemnify a director or officer of Catamaran, a former director or officer of Catamaran or a person who acts or acted at Catamaran’s request as a director or officer of a body corporate of which Catamaran is or was a shareholder or creditor, or a person who undertakes or who has undertaken any liability on behalf of Catamaran or any such body corporate, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of Catamaran or body corporate if (a) he acted honestly and in good faith with a view to the best interests of Catamaran, and (b) in the case of a criminal and administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

The bylaws also authorize Catamaran, with the approval of the Supreme Court of the Yukon Territory, to indemnify a person referred to above in respect of an action by or on behalf of Catamaran or a body corporate to procure a judgment in its favor, to which he is made a party by reason of being or having been a director or an officer of Catamaran or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with the action if he fulfills the conditions set out in (a) and (b) above.

The provisions for indemnification contained in Catamaran’s bylaws shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to an action in his official capacity and as to an action in any other capacity while holding such office. The provisions shall also apply to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs and legal representatives of such person.

In addition to the indemnification provisions contained in Catamaran’s bylaws, Catamaran has entered into indemnification agreements with its directors and certain officers to indemnify such directors and officers if such directors and officers acted honestly and in good faith with a view to the best interests of Catamaran or, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful.

Subject to the limitations contained in the YBCA, Catamaran’s bylaws permit Catamaran to purchase and maintain insurance for the benefit of its directors and officers as the board of directors of Catamaran may from time to time determine. Catamaran maintains insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been a director or officer of Catamaran or any of its subsidiaries.

Registrant Organized Under Alabama Law

BriovaRx, LLC (“BriovaRx-AL”) is a limited liability company formed under the laws of the State of Alabama.

Section 10A-5-1.04 of the Alabama Limited Liability Company Law (the “ALLCL”) permits a limited liability company to indemnify a member, manager, or employee or former member, manager, or employee of the limited liability company against expenses actually and reasonably incurred in connection with the defense of an action, suit, or proceeding, civil or criminal, in which the member, manager, or employee is made a party by reason of being or having been a member, manager, or employee of the limited liability company, except in relation to matters as to which the member, manager, or employee is determined in the action, suit, or proceeding to be liable for negligence or misconduct in the performance of duty; to make any other indemnification that is authorized by the governing documents of the limited liability company or by a resolution adopted by the members after notice, unless notice is waived; and to purchase and maintain insurance on behalf of any person who is or was a member, manager, or employee of the limited liability company against any liability asserted against and incurred by the member, manager, or employee in any capacity or arising out of the member’s, manager’s, or employee’s status as such, whether or not the limited liability company would have the power to indemnify the member, manager, or employee against that liability under the provisions of such section of the ALLCL.

The operating agreement of BriovaRx-AL provides that no manager or officer shall be liable to BriovaRx-AL or any member for any loss or damage sustained by BriovaRx-AL or to any member, unless the loss or damages shall have been the result of: (i) gross negligence, fraud or intentional misconduct, bad faith or knowing violation of law by the manager or officer in question; (ii) a breach of the duty of loyalty of such manager or officer to BriovaRx-AL or the member; (iii) a transaction from which the officer or manager derived an improper personal benefit; or (iv) in the case of an officer, a breach of the duty of loyalty or duty of care of the type owed by the officers of a corporation to such corporation and its stockholders under the laws of the State of Alabama.

The operating agreement of BriovaRx-AL further provides that, subject to certain limitations, each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or arbitrative, or any appeal of the foregoing or any inquiry or investigation that could lead to such an action, suit or proceeding, by reason of the fact that such person, or a person of which he is the legal representative, is or was a manager, member or officer shall be indemnified by BriovaRx-AL to the fullest extent permitted by applicable law against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, reasonable attorneys’ fees) actually incurred by such person in connection with such action, suit, proceeding, appeal, inquiry or investigation, unless such loss shall have been the result of items (i) through (iv) above.

Pursuant to the operating agreement of BriovaRx-AL, expenses incurred by a person of the type entitled to be indemnified under the operating agreement in defending such an action, suit or proceeding shall be paid by BriovaRx-AL in advance of the final disposition of such action, suit or proceeding upon receipt of a written affirmation by such person that it is his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and an undertaking by or on behalf of such person to repay any amount if it is ultimately determined that such person is not entitled to indemnification by BriovaRx-AL.

BriovaRx-AL’s operating agreement provides that BriovaRx-AL may purchase and maintain insurance, at its expense, to protect itself and any manager, officer or agent of BriovaRx-AL who is or was serving at the request of BrioaRx-AL as a manager, representative, director, officer, partner, venture, proprietor, trustee, employee, agent or similar functionary of another limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not BriovaRx-AL would have the power to indemnify such person against such expense, liability or loss under the operating agreement.

Registrant Incorporated Under the Delaware General Corporation Law

Catamaran PBM of Illinois, Inc. (“CPI I”) is a corporation incorporated under the Delaware General Corporation Law, as amended (the “DGCL”). Section 102(b)(7) of the DGCL enables a corporation to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of the director’s fiduciary duty, except:

•	for any breach of the director’s duty of loyalty to the corporation or its shareholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

•	for any transaction from which the director derived an improper personal benefit.

In accordance with Section 102(b)(7) of the DGCL, the certificate of incorporation of CPI I includes a provision eliminating, to the fullest extent permitted by the DGCL, the liability of the corporation’s directors to the corporation or its shareholders for monetary damages for breach of fiduciary duty as director.

Section 145(a) of the DGCL empowers a corporation to indemnify any present or former director, officer, employee or agent of the corporation, or any individual serving at the corporation’s request as a director, officer, employee or agent of another organization, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director, officer, employee or agent had no reasonable cause to believe his or her conduct was unlawful.

The DGCL provides that the indemnification described above shall not be deemed exclusive of any other indemnification that may be granted by a corporation pursuant to its bylaws, disinterested directors’ vote, shareholders’ vote, agreement or otherwise. The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

In accordance with Section 145(a) of the DGCL, the bylaws of CPI I provide that to the maximum extent permitted by the DGCL, CPI I shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of CPI I or a subsidiary thereof and who is made a party to the proceeding by reason of his or her service in that capacity, or (b) any individual who, while a director or officer of CPI I and at the request of CPI I, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his or her service in that capacity. The bylaws of CPI provide that CPI I may, with the approval of its board of directors, provide such indemnification and advance for expenses to a person who served a predecessor of CPI I in any of the capacities described in (a) or (b) above and to any employee or agent of CPI I or a predecessor of CPI I.

Furthermore, the bylaws of CPI I provide that the board of directors of CPI I may take such action as is necessary to carry out the provisions of the indemnification article and is expressly empowered to adopt, approve and amend from time to time such resolutions or contracts implementing such provisions or such further arrangements for indemnification or advance for expenses as may be permitted by law.

Registrants Organized Under the Delaware Limited Liability Company Act

Catamaran Health Solutions, LLC, Catamaran PBM of Colorado, LLC and Catamaran Rx CHSS, LLC, which we refer to collectively as the “Delaware LLCs,” are each a limited liability company formed under the Delaware Limited Liability Company Act, as amended (the “DLLCA”). Section 18-108 of the DLLCA provides that, subject to such standards and restrictions, if any, set forth in a company’s limited liability company agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Each Delaware LLC has an operating agreement which provides that no director or officer shall be liable to each Delaware LLC or any member for any loss or damage sustained by each Delaware LLC or to any member, unless the loss or damages shall have been the result of: (i) gross negligence, fraud or intentional misconduct, bad faith or knowing violation of law by the director or officer in question; (ii) a breach of the duty of loyalty of such director or officer to each Delaware LLC or the member; (iii) a transaction from which the officer or director derived an improper personal benefit; or (iv) a breach of the duty of loyalty or duty of care of the type owed by the officers of a corporation under the DGCL.

Each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or arbitrative, or any appeal of the foregoing or any inquiry or investigation that could lead to such an action, suit or proceeding, by reason of the fact that such person, or a person of which he is the legal representative, is or was a director, member or officer shall be indemnified by each Delaware LLC to the fullest extent permitted by applicable law against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, reasonable attorneys’ fees) actually incurred by such person in connection with such action, suit, proceeding, appeal, inquiry or investigation, unless such loss shall have been the result of items (i) through (iv) above.

Pursuant to the operating agreement of each Delaware LLC, expenses incurred by a person in defending such an action, suit or proceeding shall be paid by each Delaware LLC in advance of the final disposition of such action, suit or proceeding upon receipt of a written affirmation by such person that it is his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and an undertaking by or on behalf of such person to repay any amount if it is ultimately determined that such person is not entitled to indemnification by each Delaware LLC.

Each Delaware LLC’s operating agreement provides that each Delaware LLC may maintain insurance, at its expense, to protect itself and any director, officer or agent of each Delaware LLC or another limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not each Delaware LLC would have the power to indemnify such person against such expense, liability or loss under the operating agreement.

Catamaran Holdings I, LLC (“CH I”) is a limited liability company formed under the DLLCA. Section 18-108 of the DLLCA provides that, subject to such standards and restrictions, if any, set forth in a company’s limited liability company agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

CH I has an operating agreement which provides that (i) no director or officer shall have any personal liability whatsoever to CH I or any other director or officer on account of such director’s or officer’s status as a director or officer or by reason of such director’s or officer’s acts or omissions in connection with the conduct of the business of CH I and (ii) CH I shall indemnify and hold harmless each director and officer and the affiliates of any director or officer against any and all losses, claims, damages, expenses and liabilities (including, but not limited to, any investigation, legal and other reasonable expenses incurred in connection with, and any amounts paid in settlement of, any action suit, proceeding or claim) of any kind or nature whatsoever that such director, officer or affiliate may at any time become subject to or liable for by reason of the formation, operation or termination of CH I, or by virtue of such person’s acting as a director or officer under CH I’s operating agreement, or the authorized actions of such director, officer or affiliate in connection with the affairs of CH I; provided, however, that no director or officer of CH I shall be entitled to the protections and indemnities described in clauses (i) and (ii) above with respect to:

•	acts or omissions of any such director of officer that involves gross negligence, fraud, intentional misconduct, bad faith or knowing violation of law; or

•	any transaction from which any such director or officer derived improper personal benefit.

CH I’s operating agreement provides that costs and expenses incurred by a director or officer in defending such an action, suit or proceeding shall, if requested by such director or officer, be paid by CH I in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to reimburse CH I for all amounts so advanced if it is ultimately determined that such director or officer is not entitled to indemnification by CH I.

CH I’s operating agreement provides that CH I may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of CH I or another limited liability company, corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not CH I would have the power to indemnify such person against such expense, liability or loss under the DLLCA.

Coalition for Advanced Pharmacy Services, LLC (“CAPS”) is a limited liability company formed under the DLLCA. Section 18-108 of the DLLCA provides that, subject to such standards and restrictions, if any, set forth in a company’s limited liability company agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Pursuant to the operating agreement of CAPS, no member or manager shall be liable to CAPS for any loss or damage sustained by CAPS, unless the loss or damage shall have been the result of gross negligence, fraud or intentional misconduct by such member or manager. Each member or manager shall be entitled to rely in good faith on the provisions of the operating agreement and on information, opinions, reports or statements of officers or employees of CAPS, attorneys, accountants, appraisers or other experts or professionals or employees engaged on behalf of CAPS, or any person who has been selected with reasonable care on behalf of CAPS, in each case as to matters in which such person reasonably believes to be within such person’s competence. Officers of CAPS, on a case-by-case basis in the discretion of the board of directors of CAPS, may not be liable to CAPS for any loss or damage sustained by CAPS, unless such loss or damage shall have been the result of a breach of the officer’s duty of loyalty or duty of care of the type owed by the officers of a corporation under the DGCL.

Each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or arbitrative or in the nature of an alternative dispute resolution, or any appeal of any of the foregoing, by reason of the fact that such person, or a person of which such person is a legal representative or is or was a member, a manager or in each case, a representative thereof, shall be indemnified by CAPS to the fullest extent permitted by applicable law against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, reasonable attorneys’ and experts’ fees) actually incurred by such person in connection with such action, suit or proceeding, unless (in the case of a manager) such loss shall have been the result of gross negligence, fraud or intentional misconduct by such person.

Pursuant to the operating agreement of CAPS, expenses incurred by a person in defending such an action, suit or proceeding shall be paid by CAPS in advance of the final disposition of such action, suit or proceeding upon receipt of a written affirmation by such person that it is his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and an undertaking by or on behalf of such person to repay any amount if it is ultimately determined that such person is not entitled to indemnification by CAPS. Advancement of expenses are not available to any officer of CAPS in respect of claims by CAPS against such officer in such officer’s capacity as an officer.

Registrant Incorporated Under Illinois Law

Catamaran PBM of Illinois II, Inc. (“CPI II”) is a corporation incorporated under the Illinois Business Corporations Act of 1983, as amended (the “ILBCA”).

Under Section 8.75 of the ILBCA, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper. To the extent that such person has been successful, on the merits or otherwise, in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, if such person acted in good faith and in a manner that person reasonably believed to be in, or not opposed to, the best interests of the corporation. Section 8.75(f) of the ILBCA further provides that the indemnification and advancement of expenses provided by or granted under Section 8.75 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

In accordance with the ILBCA, the bylaws of CPI II provide that to the maximum extent permitted by the ILBCA, CPI II shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of CPI II or a subsidiary thereof and who is made a party to the proceeding by reason of his or her service in that capacity, or (b) any individual who, while a director or officer of CPI II and at the request of CPI II, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his or her service in that capacity. The bylaws of CP II provide that CPI II may, with the approval of its board of directors, provide such indemnification and advance for expenses to a person who served a predecessor of CPI II in any of the capacities described in (a) or (b) above and to any employee or agent of CPI II or a predecessor of CPI II.

Furthermore, the bylaws of CPI II provide that the board of directors of CPI II may take such action as is necessary to carry out the provisions of the indemnification article and is expressly empowered to adopt, approve and amend from time to time such resolutions or contracts implementing such provisions or such further arrangements for indemnification or advance for expenses as may be permitted by law.

Registrant Organized Under Maine Law

BriovaRx of Maine, Inc. (“BriovaRx of Maine”) is a corporation organized under the Maine Business Corporation Act, as amended (the “MBCA”). The MBCA permits a corporation to indemnify a director against the obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal if: (i) the director’s conduct was in good faith, (ii) the director reasonably believed, in the case of the director’s official capacity, the conduct was in the best interests of the corporation and, in all other cases, the conduct was at least not opposed to its best interests, and (iii) in a criminal proceeding, the director had no reasonable cause to believe his or her conduct was unlawful. The corporation may only indemnify a director in connection with a proceeding if such proceeding is by or in the right of the corporation, only if the above standards are met, and only for reasonable expenses incurred in connection with such proceeding. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre is not, of itself, determinative that the director did not meet the standard of conduct necessary for indemnification. Notwithstanding the foregoing, a corporation may not indemnify a director if the director was adjudged liable on the basis that the director received a financial benefit to which the director was not entitled whether or not involving the director’s official capacity. In addition, the MBCA provides that, a corporation must indemnify a director against reasonable expenses incurred by the director in connection with the proceeding where the director was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director was a director of the corporation.

The MBCA permits a corporation to indemnify officers to the same extent as directors, except that a corporation may not indemnify an officer for liability that arises out of conduct that constitutes: (a) receipt of a financial benefit to which the officer is not entitled, (b) an intentional infliction of harm on the corporation or the shareholders or (c) an intentional violation of criminal law.

The bylaws and restated articles of incorporation of BriovaRx of Maine provide that it shall indemnify any existing or former director or officer, to the fullest extent permitted by law, from and against liability to any person or expenses incurred arising out of or related to any pending or threatened legal proceeding in which such person is a defendant or respondent because he or she is or was a director, officer, employee or agent of such corporation (or is or was serving at the request of such corporation in an official capacity with another entity), or because of his or her conduct in any such capacity.

Section 202(2)(D) of the MBCA permits a corporation to provide in its articles of incorporation that a director of such corporation shall have no liability to the corporation or its shareholders for money damages for an action taken or a failure to take an action as a director, other than liability for: (a) receipt of a financial benefit to which the individual was not entitled, (b) an intentional infliction of harm on the corporation or its shareholders, (c) a violation of the MBCA provisions relating to improper distributions to shareholders, or (d) an intentional violation of criminal law. BriovaRx of Maine elected in its restated articles of incorporation to provide for such partial immunity from damages for its directors.

In addition, the bylaws of BriovaRx of Maine provide for mandatory advancement by the corporation of expenses reasonably incurred by a person who is entitled to mandatory indemnification as described above, subject only to the execution by such person of an undertaking in accordance with Section 854 of the MBCA to repay any such amounts advanced if it is ultimately determined by a court of law or by certain disinterested directors, by the corporation’s special legal counsel or by the corporation’s shareholder(s), that such person failed to meet the standard described above under Section 202(2)(D) of the MBCA, and such person did not prevail in whole (on the merits or otherwise) in the legal proceeding in question.

The MBCA permits a corporation to purchase and maintain insurance on behalf of an individual who is a director or officer of the corporation, or who, while a director or officer of the corporation, serves at the corporation’s request in such role for another entity against liability asserted against or incurred by that individual in that capacity or arising from the individual’s status as a director or officer, whether or not the corporation would have power to otherwise indemnify or advance expenses to the individual.

Registrants Incorporated Under Nevada Law

Catamaran PBM of Maryland, Inc. and Catamaran Rebate Management, Inc., which we refer to collectively as the “Nevada Corporations,” are Nevada corporations incorporated under Chapter 78 of the Nevada Revised Statues (“NRS”). Section 78.7502 of Chapter 78 of the NRS empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. No indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.751(2) of Chapter 78 of the NRS provides that the articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation.

To the extent a corporation’s bylaws are inconsistent with the NRS, the NRS controls.

Each Nevada Corporation’s Amended and Restated Bylaws provide in Article VI, that to the maximum extent permitted by Nevada law in effect from time to time and each Nevada Corporation’s Articles of Incorporation, each Nevada Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of each Nevada Corporation or a subsidiary thereof and who is made a party to the proceeding by reason of his or her service in that capacity, or (b) any individual who, while a director or officer of each Nevada Corporation and at the request of each Nevada Corporation, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his or her service in that capacity. Article VI of each Nevada Corporation’s Amended and Restated Bylaws further provide that each Nevada Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to a person who served a predecessor of each Nevada Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of each Nevada Corporation or a predecessor of each Nevada Corporation.

Furthermore, Article VI of each Nevada Corporation’s Amended and Restated Bylaws also provide that each Nevada Corporation’s Board of Directors may take such action as is necessary to carry out the provisions of Article VI and expressly empowers each Nevada Corporation’s Board of Directors to adopt, approve and amend from time to time such resolutions or contracts implementing such provisions or such further arrangements for indemnification or advance for expenses as may be permitted by law.

Registrant Organized Under Pennsylvania Law

Catamaran PBM of Pennsylvania, LLC (“PBM of Penn”) is a limited liability company formed under the Pennsylvania Limited Liability Company of 1994, as amended (the “PLLC”). Section 8945 of the PLLC provides that, subject to such standards and restrictions, if any, set forth in a company’s limited liability company agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Indemnification may be granted for any action taken and may be made whether or not PBM of Penn would have the power to indemnify the person under any other provision of law except as provided in Section 8945, and whether or not the liability arises from any threatened, pending or completed action by or in the right of the company. Indemnification shall not be made when the act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Managers and members must be indemnified with respect to payments made and personal liabilities reasonably incurred by them in the ordinary and proper conduct of PBM of Penn’s business or for the preservation of PBM of Penn’s business or properties. Expenses may be paid in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to be repaid if it is determined he is not entitled to indemnification.

Consistent with the foregoing provisions, PBM of Penn has an operating agreement which provides that no director or officer shall be liable to PBM of Penn or any member for any loss or damage sustained by PBM of Penn or to any member, unless the loss or damages shall have been the result of: (i) gross negligence, fraud or intentional misconduct, bad faith or knowing violation of law by the director or officer in question; (ii) a breach of the duty of loyalty of such director or officer to PBM of Penn or the member; (iii) a transaction from which the officer or director derived an improper personal benefit; or (iv) a breach of the duty of loyalty or duty of care of the type owed by the officers of a corporation under the laws of the Commonwealth of Pennsylvania.

Each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or arbitrative, or any appeal of the foregoing or any inquiry or investigation that could lead to such an action, suit or proceeding, by reason of the fact that such person, or a person of which he is the legal representative, is or was a director, member or officer shall be indemnified by PBM of Penn to the fullest extent permitted by applicable law against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, reasonable attorneys’ fees) actually incurred by such person in connection with such action, suit, proceeding, appeal, inquiry or investigation, unless such loss shall have been the result of items (i) through (iv) above. Indemnification provided could involve indemnification for negligence or under theories of strict liability. Notwithstanding the foregoing, no such indemnity shall extend to any officer or director to the extent that any proceeding or such judgment, penalty, fine, settlement or expense results from improper conduct on the part of such officer or director.

Pursuant to the operating agreement of PBM of Penn, expenses incurred by a person in defending such an action, suit or proceeding shall be paid by PBM of Penn in advance of the final disposition of such action, suit or proceeding upon receipt of a written affirmation by such person that it is his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by or on behalf of such person to repay any amount if it is ultimately determined that such person is not entitled to indemnification by PBM of Penn.

PBM of Penn’s operating agreement provides that PBM of Penn may purchase and maintain insurance, at its expense, to protect itself and any director, officer or agent of PBM of Penn who is or was serving at the request of PBM of Penn as a manager, representative, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not PBM of Penn would have the power to indemnify such person against such expense, liability or loss under the operating agreement.

Registrant Organized Under Texas Law

Catamaran LLC is a limited liability company organized under the Texas Business Organizations Code (“TBOC”) of the State of Texas.

Chapter 8 of the TBOC generally permits a Texas limited liability company to indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person was or is a director or officer if it is determined that such person (1) conducted himself in good faith, (2) reasonably believed (a) in the case of conduct in his official capacity as a director or officer of Catamaran LLC, that his conduct was in Catamaran LLC’s best interest, or (b) in other cases, that his conduct was at least not opposed to Catamaran LLC’s best interests, and (3) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In addition, the TBOC requires a company to indemnify a director or officer for any expenses actually incurred in connection with any action where such director or officer is wholly successful in defending against such action on the merits or otherwise.

In addition, Section 7.001 of the TBOC permits that certificate of formation or company agreement of a limited liability company may limit or eliminate a director’s or officer’s liability for monetary damages to Catamaran LLC for an act or omission in such director’s or officer’s capacity as a director or officer of Catamaran LLC.

Section 101.401 of the TBOC further permits that the company agreement of a limited liability company may expand or restrict any duties, including fiduciary duties and related liabilities that a member, manager, officer, or other person has to Catamaran LLC or to a member or manager of Catamaran LLC.

Consistent with the foregoing provisions of the TBOC, the company agreement of Catamaran LLC (the “Catamaran LLC Agreement”) provides that (i) no director or officer of Catamaran LLC shall have any personal liability whatsoever to Catamaran LLC or any other director or officer on account of such director’s or officer’s status as a director or officer or by reason of such director’s or officer’s acts or omissions in connection with the conduct of the business of Catamaran LLC and (ii) Catamaran LLC shall indemnify and hold harmless each director and officer and the affiliates of any director or officer against any and all losses, claims, damages, expenses and liabilities (including, but not limited to, any investigation, legal and other reasonable expenses incurred in connection with, and any amounts paid in settlement of, any action suit, proceeding or claim) of any kind or nature whatsoever that such director, officer or affiliate may at any time become subject to or liable for by reason of the formation, operation or termination of Catamaran LLC, or by virtue of such person’s acting as a director or officer under the Catamaran LLC Agreement, or the authorized actions of such director, officer or affiliate in connection with the affairs of Catamaran LLC; provided, however, that no director or officer of Catamaran shall be entitled to the protections and indemnities described in clauses (i) and (ii) above with respect to:

•	acts or omissions of any such director of officer that involves gross negligence, fraud, intentional misconduct, bad faith or knowing violation of law; or

•	any transaction from which any such director or officer derived improper personal benefit.

The Catamaran LLC Agreement provides that costs and expenses incurred by a director or officer in defending such an action, suit or proceeding shall, if requested by such director or officer, be paid by Catamaran LLC in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to reimburse Catamaran LLC for all amounts so advanced if it is ultimately determined that such director or officer is not entitled to indemnification by Catamaran LLC.

Section 8.151 of the TBOC authorizes a company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the company against any liability asserted against him and incurred by him in such a capacity or arising out of his status in that capacity, whether or not Catamaran LLC would have otherwise had the power to indemnify him against that liability under Chapter 8 of the TBOC.

Consistent with Section 8.151 of the TBOC, the Catamaran LLC Agreement provides that Catamaran LLC may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of Catamaran LLC or another limited liability company, corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not Catamaran LLC would have the power to indemnify such person against such expense liability or loss under the TBOC.

Registrant Organized Under Wisconsin Law

Restat, LLC (“Restat”) is a limited liability company organized under the Wisconsin Limited Liability Company Act as set forth in Chapter 183 of the Wisconsin Statutes (the “WLLCA”). Unless otherwise provided in its operating agreement, a limited liability company organized and existing under the WLLCA has the power to indemnify a member, manager, or officer of the limited liability company. Under Section 183.0403 of the WLLCA, a limited liability company is required to indemnify each member or manager for losses incurred if that member or manager was a party to a proceeding in the capacity of a member or manager. An operating agreement of a limited liability company organized under the WLLCA may alter or provide additional rights to indemnification of liabilities or allowance of expenses to members and managers. However, in no event may a limited liability company indemnify a member or manager unless the liabilities or expenses did not result from the member’s or manager’s breach of any of the duties owed to the limited liability company under Section 183.0402 of the WLLCA.

Under Section 8(f) of Restat’s Amended and Restated Limited Liability Company Operating Agreement dated October 1, 2013, Restat is required to indemnify each manager and officer (and their affiliates) against all liabilities (including any investigation, legal and other reasonable expenses) that the person may become liable for in connection with the person’s service to Restat (including indemnification against negligence, gross negligence or breach of duty). However, no person is entitled to indemnification to the extent that the liability results from (x) any act or omission of that person that involves gross negligence, fraud or intentional misconduct, bad faith or knowing violation of law or (y) any transaction from which that person derived improper personal benefit. Restat is required to advance costs and expenses that are subject to indemnification upon request prior to the final resolution of a matter as long as the person requesting advancement has provided Restat with a written undertaking to reimburse Restat for the advanced amounts if it is ultimately determined that the person is not entitled to indemnification. The rights to indemnification and to the advancement of expenses under the operating agreement are not exclusive of any other right that a person may have under any statute, agreement, vote of Restat’s managers or otherwise.

Registrant Organized Under Grand Duchy of Luxembourg Law

Catamaran S.à.r.l. (“Luxco”) is a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg. Under Luxembourg law, managers of Luxco are liable to Luxco for the execution of the mandate given to them and for any misconduct in the management of Luxco’s affairs. In addition, the managers are jointly and severally liable both to Luxco and any third parties for damages resulting from the violation of Luxembourg law or the articles of incorporation of Luxco. The managers are discharged from such liability in the case of a violation to which they were not a party provided that no misconduct is attributable to them and they have reported such violation to the first general meeting after they acquired knowledge thereof. Only Luxco would have a claim against a manager for any misconduct and not an individual shareholder.

In addition, managers may under certain circumstances be liable to an action from Luxco or third parties on the basis of the general principles of liability as set out in the Civil Code of Luxembourg, which may oblige a manager to indemnify Luxco or such third party for any damages caused as a consequence of their own fault.

Directors’ and officers’ insurance is permitted in addition to any indemnity granted by Luxco.

Luxco has also adopted provisions in its articles of incorporation that provide that Luxco will indemnify and hold harmless the managers and other officers of Luxco, from and against all damages, compensations, expenses or costs which they or any one of them may incur or sustain by reason of any act done in the execution of their duty in their respective offices. This indemnity does not extend to any matter in respect of any fraud, gross negligence or willful misconduct.

Under Luxembourg law, Luxco may not indemnify its managers or officers against any matter arising from a manager’s or officer’s fraud, dishonesty, gross negligence or willful misconduct or any criminal actions.

Item 16.	Exhibits.

Reference is hereby made to the attached Exhibit Index, which is incorporated herein by reference.

Certain of the agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement; and

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors.

Item 17.	Undertakings.

Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on March 6, 2014.

CATAMARAN CORPORATION

By:	/s/ MARK A. THIERER
Mark A. Thierer
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of Mark A. Thierer and Jeffrey Park, with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents as his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned. This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney specifically provides that it revokes this Power of Attorney by referring to the date of the undersigned’s execution of this Power of Attorney. For the avoidance of doubt, whenever two or more powers of attorney granting the powers specified herein are valid, the agents appointed on each shall act separately unless otherwise specified.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MARK A. THIERER Mark A. Thierer	Chairman and Chief Executive Officer (Principal Executive Officer and Director)	March 6, 2014

/S/ JEFFREY PARK Jeffrey Park	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 6, 2014

/S/ PETER J. BENSEN Peter J. Bensen	Director	March 6, 2014

Signature	Title	Date

/S/ STEVEN COSLER Steven Cosler	Director	March 6, 2014

/S/ WILLIAM J. DAVIS William J. Davis	Director	March 6, 2014

/S/ STEVEN B. EPSTEIN Steven B. Epstein	Director	March 6, 2014

/S/ BETSY D. HOLDEN Betsy D. Holden	Director	March 6, 2014

/S/ KAREN L. KATEN Karen L. Katen	Director	March 6, 2014

/S/ HARRY M. KRAEMER, JR. Harry M. Kraemer, Jr.	Director	March 6, 2014

/S/ ANTHONY R. MASSO Anthony R. Masso	Director	March 6, 2014

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement solely in the capacity of the duly authorized representative of Catamaran Corporation in the United States on March 6, 2014.

By:	/s/ MARK A. THIERER
Mark A. Thierer
Chairman and Chief Executive Officer and Authorized Representative Catamaran Corporation

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrant’s listed below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on March 6, 2014.

BRIOVARX OF MAINE, INC.

BRIOVARX, LLC

CATAMARAN HEALTH SOLUTIONS, LLC

CATAMARAN HOLDINGS I, LLC

CATAMARAN PBM OF COLORADO, LLC

CATAMARAN PBM OF ILLINOIS, INC.

CATAMARAN PBM OF ILLINOIS II, INC.

CATAMARAN PBM OF MARYLAND, INC.

CATAMARAN PBM OF PENNSYLVANIA, LLC

CATAMARAN REBATE MANAGEMENT, INC.

CATAMARAN RX CHSS, LLC

COALITION FOR ADVANCED PHARMACY SERVICES, LLC

RESTAT, LLC

By:	/s/ MARK A. THIERER
Mark A. Thierer
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of Mark A. Thierer and Jeffrey Park, with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents as his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned. This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney specifically provides that it revokes this Power of Attorney by referring to the date of the undersigned’s execution of this Power of Attorney. For the avoidance of doubt, whenever two or more powers of attorney granting the powers specified herein are valid, the agents appointed on each shall act separately unless otherwise specified.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MARK A. THIERER Mark A. Thierer	President and Chief Executive Officer and Director (Principal Executive Officer)	March 6, 2014

/S/ JEFFREY PARK Jeffrey Park	Executive Vice President and Chief Financial Officer and Director (Principal Financial and Accounting Officer)	March 6, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on March 6, 2014.

CATAMARAN LLC

By:	/s/ MARK A. THIERER
Mark A. Thierer
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of Mark A. Thierer and Jeffrey Park, with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents as his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned. This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney specifically provides that it revokes this Power of Attorney by referring to the date of the undersigned’s execution of this Power of Attorney. For the avoidance of doubt, whenever two or more powers of attorney granting the powers specified herein are valid, the agents appointed on each shall act separately unless otherwise specified.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MARK A. THIERER Mark A. Thierer	President and Chief Executive Officer and Director (Principal Executive Officer)	March 6, 2014

/S/ JEFFREY PARK Jeffrey Park	Executive Vice President and Chief Financial Officer and Director (Principal Financial and Accounting Officer)	March 6, 2014

/S/ CLIFFORD E. BERMAN Clifford E. Berman	Director	March 6, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Luxembourg, Grand Duchy of Luxembourg, on March 6, 2014.

CATAMARAN S.à.r.l.

By:	/s/ CHRISTOPHE FENDER
Christophe Fender
Category B Manager

Signature	Title	Date

/S/ CHRISTOPHE FENDER Christophe Fender	Category B Manager	March 6, 2014

/S/ LUC SUNNEN Luc Sunnen	Category B Manager and proxy holder for Marie Borowski, Category A Manager (Principal Executive, Financial and Accounting Officer)	March 6, 2014

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement solely in the capacity of the duly authorized representative of Catamaran S.à.r.l. in the United States on March 6, 2014.

By:	/s/ JEFFREY PARK
Jeffrey Park
Executive Vice President and Chief Financial Officer of Catamaran Corporation and Authorized Representative of Catamaran S.à.r.l.

EXHIBIT INDEX TO

REGISTRATION STATEMENT ON FORM S-3

Number	Description

1.1*	Form of Underwriting Agreement.

4.1	Indenture, dated as of March 6, 2014, between Catamaran Corporation and Wilmington Trust, National Association.

4.2*	Form of Debt Security.

5.1	Opinion of Lackowicz & Hoffman.

5.2	Opinion of Sidley Austin LLP.

5.3	Opinion of Bradley Arant Boult Cummings LLP.

5.4	Opinion of Elvinger, Hoss & Prussen.

5.5	Opinion of Pierce Atwood LLP.

5.6	Opinion of Lionel Sawyer & Collins.

5.7	Opinion of Blank Rome LLP.

5.8	Opinion of Reinhart Boerner Van Deuren s.c.

12.1	Statement regarding computation of ratios of earnings to fixed charges.

23.1	Consent of KPMG LLP, independent registered public accounting firm to Catamaran Corporation.

23.2	Consent of BDO USA, LLP, independent registered public accounting firm to Restat, LLC.

23.3	Consent of Lackowicz & Hoffman (included in Exhibit 5.1).

23.4	Consent of Sidley Austin LLP (included in Exhibit 5.2).

23.5	Consent of Bradley Arant Boult Cummings LLP (included in Exhibit 5.3).

23.6	Consent of Elvinger, Hoss & Prussen (included in Exhibit 5.4).

23.7	Consent of Pierce Atwood LLP (included in Exhibit 5.5).

23.8	Consent of Lionel Sawyer & Collins (included in Exhibit 5.6).

23.9	Consent of Blank Rome LLP (included in Exhibit 5.7).

23.10	Consent of Reinhart Boerner Van Deuren s.c. (included in Exhibit 5.8).

24.1	Powers of Attorney (set forth on the signature pages to this registration statement).

25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of the Trustee on Form T-1.

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K, and incorporated herein by reference.